EXHIBIT 99.2


FOR IMMEDIATE RELEASE

CONTACT:  Mark W. Jarman                      Richard A. Santa
          VP of Corporate Development         Chief Financial Officer
          Dynamic Materials Corporation       Dynamic Materials Corporation
          303-604-3923                        303-604-3938


                 DMC ANNOUNCES DISCUSSIONS WITH SNPE, INC.


(Lafayette, CO - January 10, 2000) Dynamic Materials Corporation, (Nasdaq:
BOOM), 'DMC', today announced that it is discussing with SNPE, Inc., currently a 14.37% shareholder of the Company, the possible issuance for cash of common stock of the Company and a note convertible into common stock. The parties have not reached a definitive agreement and discussions are ongoing.

This news release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, whether the Company and SNPE, Inc. will reach a definitive agreement and other risks detailed from time to time in the Company's SEC reports, including the Company's report on Form 10-K for the year ended December 31, 1998, and reports on Form 10-Q for the quarters ending March 31, June 30 and September 30, 1999.


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